UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

DIAMOND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55969	46-5470832
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

3531 Griffin Road Ft.

Lauderdale, Florida 33312

(Address of Principal Executive Offices)

(800) 433-0127

(Registrant’s Telephone Number including Area Code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2022, the Board of Directors of Diamond Wellness Holdings, Inc. (formerly named PotNetwork Holdings, Inc.), (the “Company” or the “Registrant”) appointed Dr. Rajeswari Murugan a member of the Board of Directors of the Company.

Dr. Rajeswari Murugan, 29, is a Physician at Swedish Medical Hospital, Seattle, Washington. Earlier, she held a fellowship at Swedish Medical Hospital. She received her hospital medical training at Palmetto General Hospital. In 2013, she received her B.S. degree from Nova Southeastern University (“NSU”), and her doctor’s degree in Osteopathic Medicine from NSU in 2017. She was board certified in 2020. From August 2009 to May 2013, she served as vice president of Rotaract, NSU.

The Company has entered into a Board of Directors’ Services Agreement with Dr. Murugan. There are no related party transactions between Dr. Murugan (or entities related to the director) and the Company, nor are there any family relationships between Dr. Murugan and other executive officers or directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

9.1	Board of Directors’ Services Agreement with Dr. Murugan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Wellness Holdings, Inc. (the “Registrant”) a Colorado corporation

Date: August 29, 2022	By:	/s/ Gary Blum
	Name:	Gary Blum
	Title:	Chairman of the Board, Director

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